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                                                                   Exhibit 10.21

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                STANDARD SUBLEASE

                (Short-form to be used with post 1995 AIR leases)

1. Parties. This Sublease, dated, for reference purposes only, April, 2000, is made by and between Morton Jankel Zander, Inc., a California corporation ("Sublessor") and Venture Catalyst Incorporated, a Utah corporation ("Sublessee").

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, a portion of that certain real property, including all improvements therein, and commonly known by the street address of 2225 Carmelina Avenue located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) approximately the northern half of the single story brick building; such space being more particularly described on Exhibit "A" attached hereto ("Premises").

3. Term.

        3.1 Term. The term of this Sublease shall be for approximately seven (7) years; See Addendum.

        3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by this Sublease).

4. Rent.

        4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $ See Addendum in advance, on the first (1st) day of each month of the term hereof. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

        4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons ore at such other places as Sublessor may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $138,000.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by this Sublease).

6. Use.

        6.1 Agreed Use. The Premises shall be used and occupied only for general office purposes and other lawful uses (provided such use is not in violation of the terms of the Master Lease) and for no other purpose.

        6.2 Applicable Requirements. The term "Applicable Requirements" shall mean all applicable laws and covenants or restrictions of record.

        6.3 Acceptance of Premises and Lessee. Sublessee acknowledges that:

             (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

             (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same related to its occupancy of the Premises, and

             (c) Neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.


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             In addition, Sublessor acknowledges that:

             (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

             (b) It is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

7. Master Lease

        7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease," (together with two Amendments) a copy of which is attached hereto marked Exhibit 4 "B", wherein Fortune Investment Co., a general partnership is the lessor, herein after the "Master Lessor".

        7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

        7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

        7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.10, 1.11, 3.1, 3.2 and
15.

        7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Remaining Obligations".

        7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

        7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

        7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists of the part of any Party to the Master Lease and that the Master Lease has not been amended except as set forth in Paragraph 7.1, above.

9. Consent of Master Lessor.

        9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days to the date here of, Master Lessor signs this Sublease thereby giving its consent to his Subletting.

        9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, or the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

        9.3 In the event that the Master Lessor does give such consent then:

             a. Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

             b. The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

             c. The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

             d. In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this



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Sublease without first exhausting Master Lessor's remedies against any other persons or entity liable thereon to Master Lessor.

             e. Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

             f. In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at option and at its option and without being obligate to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee (except to the extent the same are received by Master Lessor), nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

11. Attorney's Fees. If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. See Addendum attached hereto.



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ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.      SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
        SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED
        TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.


Executed at:  Los Angeles                      Morton Jankel Zander, Inc.
On:          , 2000                            By:  /s/  David Zander
   ---------- ------                              ------------------------------

Address:                                       By:  President
        -------------------------------------     ------------------------------

                                               "Sublessor"


Executed at:                                   Venture Catalyst Incorporated
            ---------------------              ---------------------------------

On:            , 2000                          By:  /s/  Lloyd  D. Speer
   ------------ ------                            ------------------------------

Address: 16868 Via Del Campo Court, Suite 200  Its:  Chairman and CEO
        -------------------------------------      -----------------------------

San Diego, CA  92127
---------------------------------------------

                                               "Sublessee"



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                          ADDENDUM TO SUBLEASE BETWEEN
                    MORTON JANKEL ZANDER, INC., AS SUBLESSOR
                                       AND
                   VENTURE CATALYST INCORPORATED, AS SUBLESSEE

        This Addendum is part of the above-referenced Sublease.

        13. TERM. The term of this Sublease (the "Term") shall commence on the date Sublessor delivers possession to Sublessee which date shall in no event be later than June 1, 2000 (the "Commencement Date") and shall terminate June 30, 2007 (the "Expiration Date"). If (i) Sublessor is unable to deliver possession of the Premises to Sublessee on or before June 1, 2000, or (ii) Sublessor fails to substantially complete Landlord's Work (as defined below) within thirty (30) days after Sublessor receives written notice from Sublessee that it does not elect to construct Landlord's Work, then Sublessee shall have the right to terminate this Sublease by giving written notice to Sublessor within ten (10) business days after the expiration of the foregoing time periods.

        14. RENT. All monetary obligations under this Sublease shall be deemed to be "rent."

        14.1 BASE RENT. "Base Rent" shall be payable in the amount of $23,000.00 per month, commencing on the date occurring five (5) months after the Commencement Date (the "Base Rent Commencement Date"), subject to adjustment as provided in Paragraph 14.2, below. Upon execution hereof, Sublessee shall pay to Sublessor the cash sum of $23,000.00 which shall be applied to the first month's Base Rent after the Base Rent Commencement Date. Thereafter, on the first day of each and every month throughout the term of this Sublease, Sublessee shall pay to Sublessor monthly Base Rent in the amount of $23,000.00, as adjusted pursuant to Paragraph 14.2, below.

        14.2 ADJUSTMENT IN BASE RENT. Commencing on the anniversary of the Commencement Date, and on each anniversary of the Commencement Date thereafter (respectively, "Adjustment Date"), the Consumer Price Index for the Los Angeles-Anaheim-Riverside Area published by the Department of Labor, Bureau of Labor Statistics, United States Government, All Urban Consumer 1982-84 = 100, as it exists on the Adjustment Date shall be compared with the Index as the same existed on the immediately preceding May 1 ("Base Index"). In the event the Index as of such Adjustment Date is higher than the Base Index, the monthly rent until the next Adjustment Date shall be increased as follows. First, the percentage increase in the Index between the Index as it exists on the Adjustment Date and the Base Index shall be determined. Second, to that percentage number, five percentage points will be added. (The total of the two percentages shall be the "Percentage Increase.") The increase in the Base Rent shall be an amount equal to the Percentage Increase multiplied by the Base Rent in effect immediately prior to the Adjustment Date. In no event shall the monthly Base Rent as adjusted hereby be (i) less than the monthly Base Rent payable immediately prior to the Adjustment Date in question; (ii) nor more than eight percent greater than the monthly Base Rent payable immediately prior to the Adjustment Date in question; and (iii) the Sublessee shall continue to pay the rent for the prior period until the Index is made public. When the Index is made public, Sublessee shall immediately pay to Sublessor the deficiency in Base Rent due to the time lag


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upon Sublessor's submission to Sublessee of a statement setting forth the adjusted monthly rent reflecting the increase in the Index. Upon adjustment of the monthly Base Rent as herein provided, the parties will forthwith execute a letter agreement reflecting the new monthly Base Rent.

        If, in the future, the Index shall be changed so that the base year differs from 1982-84 = 100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Index is discontinued or revised during the term hereof, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result that would be obtained if said present Index had not been discontinued or revised. In the event the Index is not replaced with another governmental index or computation, Sublessor and Sublessee shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuance by a responsible financial periodical or recognized authority chosen by the parties. If the parties cannot agree upon a financial periodical as the source of comparable statistics after attempting for twenty (20) days to reach such agreement, the percentage increase for the ensuing period shall be determined by arbitration according to the rules of the American Arbitration Association.

             14.3 INSURANCE, TAXES AND OTHER EXPENSES. To the extent that Sublessor is required, under the Master Lease, to pay the cost of any insurance, Real Property Taxes (as that term is defined in the Master Lease) or any other costs of maintaining, repairing or operating the Premises or the building in which the Premises are a part (collectively, "Operating Charges"), Sublessee shall pay the excess, if any, between that which Sublessor is required to pay for Operating Charges for each calendar year (starting with the calendar year
2001), compared to what Sublessor was required to pay for Operating Charges for the calendar year 2000. All Operating Charges to be paid by Sublessee to Sublessor pursuant to this Paragraph shall be payable in advance in equal monthly installments based on Sublessor's good faith estimate of the Operating Charges to paid by Sublessee pursuant to this Paragraph 14.3; provided, however, that within ninety days after the end of each calendar year, Sublessor shall calculate the actual annual Operating Charges due from Sublessee pursuant to this Paragraph for the prior calendar year and Sublessee shall promptly pay to Sublessor that amount remaining due for the prior calendar year or; alternatively, if Sublessee has overpaid the amount actually due for the prior calendar year, Sublessor shall credit any such excess paid by Sublessee to the next month's Base Rent.

        15. SQUARE FOOTAGE OF PREMISES. Landlord makes no representation regarding the square footage of the Premises. No measurement of the square footage (or adjustment in any rent) shall be required or permitted under this Sublease.

        16. AS-IS CONDITION. Sublessee accepts the Premises in its condition as it exists on the date hereof, in a broom swept condition, and Sublessor makes no representation or warranty concerning the condition of the Premises. Except as expressly set forth herein, Sublessor shall have no obligation whatsoever to make any repairs or improvements to the Premises or the building in which the Premises are a part, or to provide Sublessee with any improvement allowance; provided, however, that Sublessor shall (a) construct all doors and walls necessary to separately demise the Premises from all other portions of the Building ("Landlord's Work"), the cost of which the parties shall share equally, and (b) cause to be repaired or installed all the work



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set forth on EXHIBIT "A-2". (The location of said door or wall is identified on the drawing attached hereto as EXHIBIT "A-1.") Within ten (10) days after the Commencement Date, Sublessor shall submit to Sublessee an estimate for the total cost of completing Landlord's Work (the "Estimate"). Within ten (10) days after its receipt of the Estimate, Sublessee shall provide Sublessor with written notice indicating whether Sublessee elects to complete Landlord's Work; provided, however, for the purposes of this Sublease, Sublessee's failure to deliver such notice with the ten (10) day period shall be deemed an election not to complete Landlord's Work. If Sublessee elects not to complete Landlord's Work within the ten (10) day period, Sublessor shall complete the same. Further, if Sublessee elects to complete Landlord's Work, then Sublessee shall be entitled to deduct fifty percent (50%) of Sublessee's out-of-pocket costs to complete the Landlord's Work from Sublessee's Rent obligations; provided, however, the maximum deduction from Sublessee's Rent obligations shall be fifty percent (50%) of the Estimate. Sublessee acknowledges that the Master Lessor intends to retrofit the Premises for seismic purposes and Sublessee agrees not to interfere with Master Lessor's completion of such work. Sublessor (i) takes no responsibility for the timing or quality of Master Lessor's work in so retrofitting the Premises, and (ii) shall have no responsibility or liability for any interference with Sublessee's business operations as a result thereof. Further, in accordance with the Letter Agreement of April 25, 2000, a copy of the same attached hereto as EXHIBIT "D", Sublessor and Lee & Associates shall contract for and pay all costs ("Sandblast Costs") associated with the sandblast of the interior roof of the Premises.

        17. PARKING. Sublessee shall be entitled to twenty exclusive/reserved parking spaces as more particularly described on EXHIBIT "C" attached hereto and incorporated herein by this reference.

        18. SIGNAGE. To the extent permitted under the Master Lease, Sublessee shall have the right to install monument signage adjacent to the entrance of the parking area and in front of the building in which the Premises are located; provided, however, that (i) all such signage shall be in full compliance with all applicable laws and regulations; and (ii) all such signage shall be subject to the Sublessor's prior written consent, which shall not be unreasonably withheld.

        19. SATELLITE DISHES. To the extent permitted under the Master Lease, Sublessee shall have the right to install on the roof of the building in which the Premises are located, up to two satellite dishes of a diameter of no more than twenty-four inches. Sublessee shall have the right to access the roof in connection with maintaining and repairing Sublessee's satellite dishes subject to Sublessor's and Master Lessor's prior approval. Sublessee shall not be required to pay any additional rent by reason of the installation of such satellite dishes, but Sublessee shall be responsible for the cost of installation and maintenance of such satellite dishes.

        20. CONFIDENTIALITY. Sublessor and Sublessee agree that the terms of this Sublease shall remain strictly confidential and neither party, nor any of their agents shall disclose any of the terms or conditions of this Sublessee to any party other than to their respective lawyers, bankers, accountants and such other consultants as may be reasonably necessary in the ordinary course of Sublessor's or Sublessee's respective business and as may be necessary in connection with any financing sought or obtained by Sublessee and/or any required public filing; and other than the disclosure to the Master Lessor.



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        21. SUBLESSOR RIGHTS UNDER MASTER LEASE. Sublessee shall not be entitled to exercise any right of Sublessor under the Master Lease, including, but not limited to any options or rights of first refusal which Sublessor may hold by reason of the terms of the Master Lease, or otherwise.

        22. SUB-SUBLEASE. Sublessee shall have the right to sublease all or a portion of the Premises at any time during the term of this Sublease provided Sublessee first obtains Sublessor's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if Sublessee desires to sublease any portion of the Premises, Sublessor may, instead of granting its consent, elect to recapture that portion of the Premises which Sublessee proposes subleasing, in which case this Sublease shall terminate as to that portion of the Premises which is so recaptured by Sublessor. If Sublessor consents to a sublease by Sublessee, Sublessee shall pay to Sublessor fifty percent (50%) of any Net Profit. As used in this Sublease, "Net Profit" shall mean (i) the total consideration Sublessee receives during the term of such sublease which is in excess of the rent due from Sublessee to Sublessor under this Sublease, minus (ii) third party brokerage commissions, tenant improvement allowances granted to any proposed sublessee and reasonable attorneys' fees incurred in connection with such a transfer (provided that such commissions, improvement allowances and attorneys' fees shall be calculated on the basis of a straight line depreciation over seven years). Notwithstanding the foregoing and anything to the contrary herein or in the Master Lease, the term "sublease" as applied to the rights of Sublessee hereunder shall not include the temporary designation and allocation of a portion of the Premises by Sublessee to its clients for the purpose of providing in-house incubation services provided that:
(i) such clients execute Sublessee's standard form Incubation Company Space Utilization Agreement; (ii) such clients adhere to all the terms and conditions contained in the Master Lease and this Sublease concerning use of the Premises and the Building; and (iii) Master Lessor does not consider the foregoing arrangement as a sublease and require that Sublessor obtain its consent thereto. Sublessee's clients shall not be considered tenants and shall have no rights of occupancy under the Sublease.

        23. BROKERS. Sublessor and Sublessee warrant to each other and to Master Lessor that each has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease other than Lee & Associates ("Broker") and that neither Sublessor nor Sublessee knows of any real estate broker or agent who is or might be entitled to a commission in connection with this Sublease other than Broker. Sublessor and Sublessee each hereby agree to indemnify, defend and hold harmless the other and Master Lessor from and against any losses, causes of action, liabilities, damages, claims, demands, costs and expenses (including reasonable attorneys' fees and costs) incurred, or to be incurred, by reason of any breach of the foregoing warranty by such party with respect to any such dealings by such party with any and all real estate broker(s) or agent(s) other than Broker.

        24. MAINTENANCE OF PARKING SPACES, DRIVEWAY AND LANDSCAPED AREAS. Notwithstanding anything to the contrary herein, Sublessee shall, at its sole cost and expense (i) keep the parking spaces and driveway which Sublessee has use of clean and free from debris, and (ii) maintain, in the condition received, the landscaped area indicated on EXHIBIT "A" attached hereto.



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        25. CANCELLATION OPTION.

             25.1 EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in the Sublease, Sublessee shall have the option to terminate and cancel this Sublease effective as of the first day of the sixty-first (61st) month of the Term (the "Cancellation Date"), by delivering to Sublessor on or prior to the first day of the fifty-third (53rd) month of the Term (the "Termination Notice"). If Sublessee properly and timely exercises said option by delivering (x) the Termination Notice to Sublessor on or prior to the first day of the fifty-second (52nd) month of the Term, and (y) the "Termination Fee," as defined in Paragraph 25.2 of this Sublease, to Sublessor, on or before the first day of the sixtieth (60th) month of the Term, this Lease shall expire at midnight on the Cancellation Date.

             25.2 TERMINATION FEE. If Sublessee elects to exercise its option to cancel this Sublease pursuant to this Paragraph 25, Sublessee shall pay to Sublessor, on or before the first day of the sixtieth (60th) month of the Term, cash in an amount equal to (the "Termination Fee"): (i) the unamortized portion of (a) free rent provided to Sublessee under this Sublease, and (b) brokerage commissions paid in connection with this Sublease; plus (ii) three (3) months Base Rent at the then current rental rate.

             25.3 TERMINATION OF CANCELLATION OPTION. The rights set forth in this Paragraph 25, and Sublessor's obligations with respect thereto, are personal to the Original Sublessee. As such, the rights set forth in this Paragraph 25 shall not inure to the benefit of any other assignee, sublessee or transferee of the Original Sublessee's interest in this Sublease. In addition, Sublessee shall not have the right to cancel the Sublease if, as of the date of the attempted exercise of the Cancellation Option, or, at Sublessor's option, as of the scheduled Cancellation Date, Sublessee is in default under the Sublease.

        26. OPTION TERM.

             26.1 OPTION RIGHT. Sublessor hereby grants the Sublessee one (1) option to extend the Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Sublessee to Sublessor as provided below, provided that, as of the date of delivery of such notice, Sublessee is not in default under this Sublease. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Term, Sublessee is not in default under this Sublease, the Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Paragraph 26 shall be personal to Sublessee and may only be exercised by the Original Sublessee (and not any assignee, sublessee or other transferee of Sublessee's interest in this Sublease) if and only if the Original Sublessee occupies the entire Premises. In the event the Term shall be extended, then all of the terms, covenants and conditions of the Sublease shall remain unmodified and in full force and effect, except that the Base Rent shall be determined in accordance with Paragraph 26.3, below.

             26.2 EXERCISE OF OPTION. The option contained in this Paragraph 26 shall be exercised by Sublessee, if at all, and only in the following manner:
(i) Sublessee shall deliver



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written notice to Sublessor no earlier than the first day of the sixty-ninth
(69th) month of the Term and no later than the first day of the seventy-second
(72nd) month of the Term, stating that Sublessee is interested in exercising its option; (ii) Sublessor, within two (2) weeks after receipt of Sublessee's notice, shall deliver notice (the "Option Rent Notice") to Sublessee, setting forth the Option Rent (as defined below); and (iii) if Sublessee wishes to exercise such option, Sublessee shall, within five (5) business days after Sublessee's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Sublessor.

             26.3 OPTION RENT. The Base Rent payable by Sublessee during the Option Term (the "Option Rent") shall be equal to the prevailing market rates (as defined below) as of the date of the commencement of the Option Term. As used herein, "prevailing market rates" shall mean the then-prevailing face or stated rent, including all escalations, determined by Sublessor as being quoted by landlords for space comparable in size, location and quality to the Premises for space located in comparable buildings in the general vicinity of the Building; provided, however, under no circumstances shall the prevailing market rates be less than the Base Rent plus any escalations which Sublessee will be paying Sublessor at the end of the Term.

        IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the date first above written.

                                       SUBLESSOR:

                                       MORTON JANKEL ZANDER, INC.
                                       a California corporation

                                        By:  /s/  David Zander
                                           ---------------------------------

                                        Name:  DAVID ZANDER
                                             -------------------------------

                                        Its:  President
                                            --------------------------------

                                       SUBLESSEE:

                                       VENTURE CATALYST INCORPORATED,
                                       a Utah corporation

                                        By:       /s/  Lloyd D. Speer
                                           ---------------------------------

                                        Name:     LLOYD D. SPEER
                                             -------------------------------

                                        Its:      Chairman and CEO
                                            --------------------------------


                                        By:
                                           ---------------------------------

                                        Name:
                                             -------------------------------

                                        Its:
                                            --------------------------------



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